Exhibit 10.9

AMENDMENT NO. 2 TO THE

SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Supplemental Executive Retirement Benefits Agreement (the “Agreement”) is made by and between Red River Bank, a Louisiana banking corporation (“Bank”), and R. BLAKE CHATELAIN (“Executive”), effective as of October 1, 2016.

RECITALS

A.	Bank and Executive previously entered into the Agreement; and

B.	Pursuant to Section 12(l) of the Agreement, an amendment signed by an Executive and Bank shall bind both parties.

NOW, THEREFORE, the Agreement is hereby amended pursuant to this Amendment as follows:

1.Section 2(a) of the Agreement is hereby amended to add the following sentence at the end of the section: “If Executive becomes deceased after the commencement of payments under this Section 2(a), but prior to the 15th anniversary of the Retirement Date, payments shall continue to be paid to the Executive’s beneficiary, determined in accordance with Section 13, at the same time and in the same form as they would have been paid to Executive had Executive not deceased.”

2.Section 2(b) of the Agreement is hereby amended to add the following sentence at the end of the section: “If Executive becomes deceased after the commencement of payments under this Section 2(b), but prior to the fifteenth (15th) anniversary of the Full Benefits Date, payments shall continue to be paid to the Executive’s beneficiary, determined in accordance with Section 13, at the same time and in the same form as they would have been paid to Executive had Executive not deceased.”

3.Section 2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c)

Disability. If Executive becomes Substantially Disabled (as hereinafter defined) and Executive’s full-time employment with Bank is terminated by Bank prior to the Full Benefits Date as a result, Bank shall pay to Executive the Limited Benefit annually, payable monthly beginning on the first business day of the calendar month following the Disability Determination Date (as hereinafter defined). For purposes of this Agreement, the term “Substantial Disability” shall mean the substantial physical or mental impairment of Executive which materially diminishes Executive’s ability to perform the services theretofore performed by

Executive, for a period of six months or more, taking into consideration compliance by Bank with the reasonable accommodation provisions of the Americans with Disabilities Act. The determination of whether Executive is “Substantially Disabled” shall be made by a licensed physician selected by Bank. For purposes of this Agreement, the term “Disability Determination Date” shall mean the date that is thirty (30) days following the date the Substantial Disability is determined. If Executive becomes deceased after the Disability Determination Date, but prior to the fifteenth (15th) anniversary of the Disability Determination Date, payments shall continue to be paid to the Executive’s beneficiary, determined in accordance with Section 13, at the same time and in the same form as they would have been paid to Executive had Executive not deceased until (but including) the fifteenth (15th) anniversary of the Disability Determination Date.

(d)	Section 2(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

(e)	Death Benefit.

(i)Death Prior to Full Benefits Date. If Executive becomes deceased prior to the Full Benefits Date while in full-time employment with Bank or following a termination of employment with Bank for any reason other than discharge For Cause or due to Executive becoming Substantially Disabled, Executive’s beneficiary, as determined in accordance with Section 13, shall receive payment(s) in one of the following forms in accordance with Executive’s election under Section 2(e)(iii):

(A)The Limited Benefit annually, payable in monthly installments beginning on the first business day of the first calendar month after the date of death and on the first business day of each month thereafter until (but including) the fifteenth (15th) anniversary of the date of death.

(B)A lump sum cash payment, payable within 90 days of Executive’s death, equal to the present value of the payments set forth in Section 2(e)(i)(A) calculated as of the date of death based on a reasonable rate of interest as determined by Bank in its sole discretion.

For purposes of this Section 2(e)(i), the Limited Benefit shall be the value set forth on Exhibit A corresponding to the year in which Executive becomes deceased or, if earlier, the year in which Executive’s employment terminates.

(ii)Death Following Full Benefits Date. If Executive becomes deceased while in full-time employment with Bank following the Full Benefits Date, Executive’s beneficiary, as determined in accordance with Section 13, shall receive payment(s) in one of the following forms in accordance with Executive’s election under Section 2(e)(iii):

(A)The Full Benefit annually, payable in monthly installments beginning on the first business day of the first calendar month after the date of death and on the first business day of each month thereafter until (but including) the fifteenth (15th) anniversary of the date of death.

(B)A lump sum cash payment, payable within 90 days of Executive’s death, equal to the present value of the payments set forth in Section 2(e)(ii)(A) calculated as of the date of death based on a reasonable rate of interest as determined by Bank in its sole discretion.

(iii)Deferral Election. An election under this Section 2(e) shall be made by Executive within thirty (30) days after Executive first becomes entitled to benefits under this Section 2(e), as amended by Amendment No. 2. If Executive fails to make an election under this Section 2(e)(iii), the default election shall be a lump sum cash payment under Sections 2(e)(i)(B) and 2(e)(ii)(B).

(e)	The Agreement shall be amended by adding the following new Section 13 after Section 12:

13.Beneficiary Designation. Executive may from time to time name any beneficiary or beneficiaries to receive Executive’s interest in this Agreement in the event of the Executive’s death. Each designation will revoke all prior designations by Executive, shall be in a form reasonably prescribed by Bank and shall be effective only when filed by Executive in writing with Bank during Executive’s lifetime. If Executive fails to designate a beneficiary, then Executive’s designated beneficiary shall be deemed to be Executive’s estate.

(f)	Exhibit A is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto.

(g)	Except as otherwise set forth in this Amendment No. 2, the Agreement shall remain in full force and effect.

[SIGNATURE ON NEXT PAGE]

Exhibit A

Vesting Schedule

R. Blake Chatelain

“Full Benefit” = $180,000

“Full Benefits Date” = November 12, 2028

Year	Limited Benefit

October 1, 2016 to September 30, 2017	$93,600
October 1, 2017 to September 30, 2018	$100,800
October 1, 2018 to September 30, 2019	$108,000
October 1, 2019 to September 30, 2020	$115,200
October 1, 2020 to September 30, 2021	$122,400
October 1, 2021 to September 30, 2022	$129,600
October 1, 2022 to September 30, 2023	$136,800
October 1, 2023 to September 30, 2024	$144,000
October 1, 2024 to September 30, 2025	$151,200
October 1, 2025 to September 30, 2026	$158,400
October 1, 2026 to September 30, 2027	$165,600
October 1, 2027 to November 11, 2028	$172,800

The undersigned R. BLAKE CHATELAIN, (the “Executive”), hereby acknowledges that he or she has reviewed this Exhibit A to the Supplemental Executive Retirement Benefits Agreement and that all the information set forth in this Exhibit A is true and correct in all material respects.

/s/ R. Blake Chatelain		6/20/2017
R. BLAKE CHATELAIN		DATE

Accepted:		Red River Bank

Date:	6/20/2017	By:	/s/ Andrew B. Cutrer

		Its:	/s/ SVP, Human Resources

SUPPLEMENTAL EXECUTIVE RETIREMENT

BENEFITS AGREEMENT

DEFERRAL ELECTION

Pursuant to the terms of the Supplemental Executive Retirement Benefits Agreement, as amended (the “Agreement”), Executive hereby elects the following forms of payment for any payments made under Section 2(e) of the Agreement:

☒One (1) lump sum cash payment.

☐Equal monthly installments payable over fifteen (15) years.

If no election is made with respect to form of payment, then payment will be made in accordance with Section 2(e)(iii) of the Agreement.

SIGNATURE

IN WITNESS WHEREOF, Bank, by its duly authorized officer, and Executive have executed the Supplemental Executive Retirement Benefits Agreement Deferral Election and this Amendment No. 2 on this 20th day of June, 2017.

BANK:

RED RIVER BANK

By:	/s/ Andrew B. Cutrer
Andrew B. Cutrer Senior Vice President Human Resources

EXECUTIVE:

By:	/s/ R. Blake Chatelain
R. BLAKE CHATELAIN